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                                                                   EXHIBIT 21.1


                                COHO ENERGY, INC.
                              LIST OF SUBSIDIARIES



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
Coho Resources Limited, Alberta, Canada (100% subsidiary of Coho Energy, Inc.)
Coho Resources, Inc., Nevada (owned 41.14% by Coho Resources Limited and 58.86% by Coho Energy, Inc.)
Coho Marketing & Transportation, Inc., Nevada (100% subsidiary of Coho Resources, Inc.)
Coho Shell Company, Delaware (100% subsidiary of Coho Energy, Inc.)
Profile Petroleum Ltd., Alberta, Canada (100% subsidiary of Coho Resources Limited)
Grayon Developments Limited, Alberta, Canada (100% subsidiary of Coho Resources Limited)
Coho International Limited, Bahamas (100% subsidiary of Coho Resources Limited)
Coho Anaguid, Inc., Delaware (100% subsidiary of Coho Resources, Inc.)
Interstate Natural Gas Company, Delaware (100% subsidiary of Coho Resources, Inc.)
Coho Exploration, Inc., Delaware (100% subsidiary of Interstate Natural Gas Company)
Coho Louisiana Production Company, Delaware (100% subsidiary of Interstate Natural Gas Company)
Coho Oil & Gas, Inc. Delawre, (100% subsidiary of Coho Resources, Inc.)
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